For the fiscal period ended 6/30/05
File number 811-5186

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  American Skandia Trust - AST Goldman Sachs
High Yield Portfolio

1.   Name of Issuer:
	Las Vegas Sands Corp.

2.   Date of Purchase
	2/3/05

3.   Number of Securities Purchased
	8,406.58

4.   Dollar Amount of Purchase
	$833,000

5.   Price Per Unit
	$99.0890

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Lehman Brothers

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Goldman, Sachs & Co.
Lehman Brothers
Citigroup
JPMorgan
Merrill Lynch & Co.
Scotia Capital
UBS Investment Bank